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                                                                    Exhibit 99.2


                                    No. W-003 For the Purchase of 250,000 Shares

         This Warrant has not been registered under the Securities Act of 1933 or the laws of any state and may not be transferred in the absence of
         (a) an effective registration statement for this Warrant under the Securities Act of 1933 and applicable state laws or (b) an opinion of counsel satisfactory to the Company that such registration is not required. This Warrant is subject to other limitations on transfer.

                   FORM OF STOCK PURCHASE WARRANT TO PURCHASE
                 SHARES OF COMMON STOCK OF VAALCO ENERGY, INC.

         This certifies that for value received, William E. Pritchard, III, or registered assigns (the "Holder"), is entitled, subject to the terms and conditions of this Warrant, at anytime or from time to time during the Exercise Period (as hereinafter defined), to purchase up to 250,000 shares of common stock, $0.10 par value ("Common Stock"), of VAALCO Energy, Inc. a Delaware corporation (the "Company") (the shares of Common Stock issuable upon exercise of this Warrant being referred to herein as the "Warrant Shares"). This Warrant is issued in conjunction with the Employment Agreement, dated effective September 1, 1996, between the Holder and the Company.

         1.    Form of Election.

               The form of election to purchase shares of Common Stock (the "Form of Election") shall be substantially as set forth in Exhibit A attached hereto. The price per Warrant Share and the number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided.

         2.    Exercise Period; Exercise of Warrant.

               2.1 Exercise Period. Subject to the terms of this Warrant, the Holder shall have the right, which may be exercised at any time or from time to time during the Exercise Period, to purchase from the Company the number of fully paid and nonassessable Warrant Shares this Warrant at the time represents the right to purchase, and, in the event that this Warrant is exercised in respect of fewer than all of the Warrant Shares purchasable on such exercise, a new warrant evidencing the remaining Warrant Shares that may be purchased shall be signed, issued and delivered by the Company to the Holder pursuant to the provisions of this
                     Section 2. The term "Exercise Period" shall mean the period commencing on the effective date hereof and terminating at 5:00 p.m., Houston, Texas time, on September 1, 2001.

               2.2 Exercise of Warrant. This Warrant may be exercised upon surrender to the Company at its principal office of this Warrant, together with Form of Election duly completed and signed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 3 and 9 hereof) for the number of Warrant Shares in respect of which this Warrant is then exercised. Payment of the aggregate Warrant Price with respect to the portion of this Warrant being exercised shall be made in cash, or by certified or official bank check, payable to the order of the Company.

                     Subject to Section 6 hereof, upon the surrender of this Warrant and payment of the Warrant Price as set forth above, the Company shall issue and cause to be delivered to the Holder or, upon the written order of the Holder and subject to

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                     Section 5 hereof, to and in such name or names as the
                     Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of this Warrant together with cash in respect of any fractional Warrant Share otherwise issuable upon such surrender as provided in Section 10 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this Warrant and payment of the Warrant Price, as aforesaid.

         3.    Warrant Price.

               The price per share at which Warrant Shares shall be purchasable upon exercise of this Warrant initially shall be $0.50 and shall be subject to adjustment pursuant to Section 9 hereof (such price as so adjusted is referred to herein as the "Warrant Price").

         4.    Exchange of Warrant.

               In connection with a permitted transfer in accordance with
               Section 5 hereof, this Warrant may be exchanged at the option of the Holder thereof when surrendered at the principal office of the Company for another warrant, or other warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares as this Warrant then entitles such Holder to purchase. Any Holder desiring to exchange this Warrant shall make such request in writing delivered to the Company, and shall surrender this Warrant. Thereupon the Company shall sign and deliver to the person entitled thereto a new warrant or warrants, as the case may be, as so requested.

         5.    No Registration of Warrant; Restriction on Transfer.

               This Warrant may not be transferred to any person other than a person who controls or is controlled by or is under common control with the Holder, unless the Company consents in writing to such transfer, and any such transfer shall be subject to all restrictions contained in this Section 5. "Control" and any such transfer means the power to direct or cause the direction of the management and policies of such person whether by voting control, contract or otherwise. Prior to any such permitted transfer, the Holder will cause the transferee to execute and deliver to the Company an instrument, in form and substance satisfactory to the Company, binding such transferee to the terms and conditions of this Warrant.

               This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws. The Holder, by acceptance hereof, agrees that this Warrant has been, and upon exercise hereof any Warrant Shares will be, acquired for investment and not with a view to distribution or resale and, in addition to other restrictions on transfer contained herein, may not be transferred without an effective registration statement for this Warrant or the Warrant Shares under the Act and applicable state securities laws or an opinion of counsel satisfactory to the Company that registration is not required thereunder. Unless registered, any Warrant Shares shall bear the following legend:

                     The securities represented by this certificate have not been registered under the Securities Act of 1933 or the laws of any state and may not be

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                         transferred in the absence of (a) an effective
                         registration statement for the securities under the Securities Act of 1933 and applicable state laws or (b) an opinion of counsel satisfactory to the Company that such registration is not required. The securities represented by this certificate are also subject to certain other restrictions on transfer pursuant to the terms of that certain Stock Purchase Warrant to Purchase Shares of Common Stock of VAALCO Energy, Inc. (No. W-003), dated effective September 1, 1996. Copies of such agreement may be obtained upon written request to the Secretary of the Company.

               The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment involved in the purchase of the Warrant. The Holder has been advised by the Company (i) of the applicable limitations upon the resale of the Warrant and the Warrant Shares, including the restrictions on transfer contained in this
               Section 5, (ii) that the Warrant is not and the Warrant Shares are not registered under the Act and must be held indefinitely unless the Warrant or the Warrant Shares, as the case may be, are subsequently registered under the Act or an exemption from registration is available, (iii) that any routine sale of the Warrant or the Warrant Shares made in reliance upon Rule 144 as promulgated under the Act ("Rule 144") can be made only after the Warrant or the Warrant Shares, as the case may be, have been held at least two years and only in limited amounts in accordance with the terms and conditions of Rule 144 and at times when Rule 144 is available, and (iv) that the availability of Rule 144 for sales of the Warrant or the Warrant Shares is dependent, among other factors, on matters not within the control of the Holder. The Holder represents that it is fully familiar with the circumstances under which it is required to hold the Warrant and the Warrants Shares and the limitations upon the transfer or the disposition thereof. The Holder acknowledges that the Company is relying upon the truth and accuracy of the foregoing representations and warranties in issuing the Warrant to the Holder.

               The Holder understands that the transfer agent for the Common Stock will be instructed to place a stop transfer notation in the stock records in respect of any certificates issued by the Company representing the Warrant Shares, and the Holder consents and agrees to the placing of such stop transfer order.

               The Holder represents that it is familiar with the business and financial condition of the Company and acknowledges that it has been afforded the opportunity to obtain any additional information, including the opportunity to ask questions of and receive answers, from officers and representatives of the Company. The Holder acknowledges that it has requested and received all information regarding the Company that the Holder deems relevant to its investigation of the Company, including but not limited to certain reports filed by the Company with the Securities and Exchange Commission, and has made such inspections of the Company and its facilities and records, and has consulted with the Company's officers, employees, attorneys and agents for the purpose of determining the accuracy of the representations and warranties and the compliance with the covenants made herein by the Company to the extent it deems appropriate.

               The Company shall not be required to register this Warrant or the Warrant Shares under the Act or under any state laws.

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         6.    Payment of Taxes.

               The Company will pay when due and payable any and all U.S. federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery to the Holder of this Warrant or of any Warrant Shares upon the exercise of this Warrant. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or delivery of certificates for Warrant Shares in the name other than that of the Holder or to issue or deliver any certificates for Warrant Shares upon the exercise of this Warrant until such tax shall have been paid (any such tax being payable by the Holder at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         7.    Mutilated or Missing Warrant

               In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, execute, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of this Warrant and indemnity, if requested, satisfactory to the Company. The Holder requesting such a substitute warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         8.    Reservation of Warrant Shares; Purchase of Warrant by the
               Company.

               8.1 Reservation of Warrant Shares. The Company shall at all times reserve for issuance from its authorized and unissued shares of Common Stock (i) the number of shares of Common Stock needed for issuance upon the exercise of this Warrant plus (ii) the number of shares of Common Stock required to be reserved for all other purposes. The Company covenants that all shares of Common Stock issuable as herein provided shall, when so issued, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect thereto.

               8.2 Purchase of Warrant by the Company. The Company shall not be prohibited, except as limited by law or any other agreement, from offering to purchase, purchasing or otherwise acquiring this Warrant from any holder thereof at such times, in such manner and for such consideration as the Company and such holder may agree to.

               8.3 Cancellation of Purchased or Acquired Warrant If the Company shall purchase or otherwise acquire this Warrant, the same shall thereupon be canceled and retired.

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         9.    Adjustment of Warrant Price and Number of Warrant Shares.

               The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

               9.1 Mechanical Adjustments. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment as follows:

                      (a) If the Company shall at any time after the date of this Warrant (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares, of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this
                           Section 9.1 (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                      (b) If the Company shall issue rights, options or warrants to all holders of its outstanding shares of Common Stock, entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, options or warrants) to subscribe for or purchase shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) at a price per share of Common Stock (or having an exchange or conversion price per share of Common Stock, with respect to a security exchangeable for or convertible into shares of Common Stock) that is less than the current Warrant Price on such record date, then the Warrant Price shall be adjusted by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at such current Warrant Price on such record date and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the exchangeable or convertible securities so to be offered are initially exchangeable or convertible). Such adjustment shall become effective at the close of business on such record date; however, to the extent that shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock)

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               are not delivered after the expiration of such rights, options or warrants in accordance with their respective terms, the Warrant Price shall be readjusted (but only with regard to that portion of this Warrant exercised after such expiration) to the Warrant Price that would then be in effect had the adjustment made upon the issuance of such rights, options or warrants been made upon the basis of delivery of only the number of shares of Common
               Stock (or securities exchangeable for or convertible into shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the Company, whose determination shall be conclusive. Shares of Common Stock owned by or held for the account of the Company shall be deemed outstanding of the purpose of any such computation.

         (c) If the Company shall distribute to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) evidences of its indebtedness or assets (other than cash dividends and distributions payable out of consolidated retained earnings and dividends or distributions payable in shares of stock as described in Section 9.1(a) above), or rights, options, warrants or exchangeable or convertible securities containing the right to subscribe for or purchase shares of Common Stock (excluding those expiring within 45 days after the record date mentioned in Section 9.1(b) above), then in each case the Warrant Price shall be adjusted by multiplying the Warrant Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the current Warrant Price on such record date, less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so to be distributed applicable to one share of Common Stock and the denominator of which shall be such current Warrant Price. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

         (d) If the Company shall sell and issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants or convertible or exchangeable securities issued in any of the transactions described in Sections 9.1(a), 9.1(b), or 9.1(c) above, (ii) stock options or warrants granted or to be granted to employees or directors of the Company and shares issuable upon exercise of such options or warrants, (iii) the Warrant Shares, (iv) shares issuable upon exercise of rights, options or warrants or conversion or exchange of convertible or exchangeable securities issued or sold under circumstances causing an adjustment pursuant to this Section 9.1 (d), (v) shares issued to stockholders of any corporation that is acquired by, merged into or becomes part of the

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               Company or a subsidiary of the Company in an arm's length
               transaction between the Company and an unaffiliated third party in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger or (vi) shares issuable upon exercise of rights, options, warrants or conversion or exchange of convertible or exchangeable securities outstanding on the date hereof) at a price per share of Common Stock (determined, in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (i) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise or conversion or exchange thereof, by (ii) the total number of shares of Common Stock covered by such rights, warrants or convertible or exchangeable securities, lower than the then current Warrant Price in effect on the date the Company fixes the offering price (or exercise price, option price or conversion price, as the case may be) per share of such Common Stock, then the Warrant Price with respect to this Warrant shall be reduced to a price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction, the numerator of which shall be an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock that the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such current Warrant Price per share, and the denominator of which shall be the total number of shares of Common Stock to be outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made; however, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options, warrants or convertible or exchangeable securities in accordance with their respective terms, the Warrant Price shall be readjusted (but only with regard to that portion of this Warrant exercised after such expiration) to the Warrant Price that would then be in effect had the adjustment made upon the issuance of such rights, options, warrants or convertible or exchangeable securities been made upon the basis of delivery of only the number of shares of Common Stock actually issued. For the purposes of such adjustments, the shares of Common Stock that the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the

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               "consideration received by the Company" for the purposes of the first sentence of this Section 9.1(d), the Board of Directors shall determine, in its discretion, the fair value of such property, and all such determinations shall be conclusive and binding upon the Holder.

         (e) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least one percent or more in the Warrant Price or in the number of Warrant Shares purchasable upon exercise of this Warrant; provided, however, that any adjustments that by reason of this Section 9.1
               (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9.1 shall be made to the nearest one-tenth of one cent or to the nearest one-hundredth of a share, as the case may be.

         (f) Upon each adjustment of the Warrant Price as a result of the calculations made in Sections 9.1(b), 9.1(c), or 9.1(d) above, this Warrant shall thereafter evidence the right to purchase, at the adjusted Warrant Price, that number of Warrant Shares (calculated to the nearest hundredth) obtained by (i) multiplying the number of shares of Common Stock purchasable upon exercise of this Warrant prior to adjustment by the Warrant Price in effect prior to adjustment of the Warrant Price and (ii) dividing the product so obtained by the Warrant Price in effect after such adjustment of the Warrant Price.

         (g) In case of any capital reorganization of the Company or of any reclassification or change of the shares of Common Stock (other than a reclassification or change of the shares of Common Stock referred to in Section 9.1 (a) above and other than a change in par value, or from par value to no par value, or from no par value to par value,) or in case of the consolidation of the Company with, or the merger of the Company with, or merger of the Company into, any other corporation (other than a reclassification of the shares of Common Stock referred to in
               Section 9.1(a) above or a consolidation or merger that does not result in any reclassification or change of the outstanding shares of Common Stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or entity, this Warrant shall after such capital reorganization, reclassification of shares of Common Stock, consolidation, merger or sale be exercisable, upon the terms and conditions specified in this Warrant, for the number of shares or other securities, assets or cash to which a holder of the number of shares of Common Stock purchasable (at the time of such capital reorganization, reclassification of shares of Common Stock, consolidation, merger or sale) upon exercise of this Warrant would have been entitled upon such capital reorganization, reclassification of shares of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 9.1 with respect to the right and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be possible, to any shares or other securities, assets or cash thereafter deliverable on the exercise of this Warrant. The subdivision or combination of shares of

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               Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the shares of Common Stock for the purposes of this Section 9.1(g). The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof, the successor corporation or entity (if other than the Company) resulting from such consolidation or merger, or the corporation or entity purchasing such assets, or other appropriate corporation or entity shall execute and deliver to the Holder a supplemental agreement to this Warrant, in form reasonable acceptable to the Holder, in which such other entity shall assume the obligation to deliver to the Holder such shares, securities, assets or cash as, in accordance with the foregoing provisions, the Holder may be entitled to purchase and all other obligations under this Warrant, including, but not limited to, similar application of the provisions of this Section 9.1 to any successive reclassifications, changes, consolidations, mergers, sales or transfers.

         (h) If at any time, as a result of an adjustment made pursuant to this Section 9.1, the Holder shall become entitled to purchase any shares or securities of the Company other than the shares of Common Stock, thereafter the number of such other shares or securities so purchasable upon exercise of this Warrant and the Warrant Price for such shares or securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Sections 9.1 (a) through 9.1(g), inclusive, above and the provisions of Sections 2, 3, 6, 7, 8 and 10 hereof with respect to the shares of Common Stock shall apply on like terms to any such other shares.

         (i) In any case in which this Section 9.1 shall require that an adjustment in the Warrant Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder of any portion of this Warrant exercised after such record date the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Warrant Price in effect prior to such adjustment; provided, however, that the Company shall deliver as soon as practicable to the Holder a due bill or other appropriate instrument, in form acceptable to the Holder, evidencing the Holder's right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

     9.2 Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce the then current Warrant Price to any amount deemed appropriate by the Board of Directors of the Company.

     9.3 No Adjustment for Dividends. Except as provided in Section 9.1 hereof, no adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

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               9.4   Statement on Warrant. Irrespective of any adjustment in the
                     Warrant Price with respect to this Warrant or the number or kind of shares purchasable upon the exercise of this Warrant, warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

         10.   Fractional Interest.

               The Company shall not be required to issue fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of this Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Warrant Price multiplied by such fraction.

         11.   No Rights as Stockholders; Notice to Holder.

               Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent to or receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company. If, however, at any time during the Exercise Period:

               (a) the Company shall declare any dividend payable in any securities upon shares of Common Stock or make any distribution (other than a cash dividend or a dividend payable in additional shares of Common Stock) to the holder of shares of Common Stock;

               (b) the Company shall offer to the holder of shares of Common Stock any additional shares of Common Stock or securities convertible into shares of Common Stock or any right to subscribe to shares of Common Stock or securities convertible or exchangeable into shares of Common Stock; or

               (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety) shall be proposed;

               then in any one or more of such events, the Company shall give notice in writing of such event to the Holder as provided in
               Section 12 hereof at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or date of the closing of the transfer books, as the case may be. Failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed dissolution, liquidation or winding up.

         12.   Notices.

               All notices, requests, consents and other communication hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class, postage prepaid, or delivered to the telegraph office:

               (i) if to the Holder at:

               William E. Pritchard, III
               6465 Overton Street
               Baton Rouge, Louisiana 70808


               (ii) if to the Company at:

               4600 Post Oak Place, Suite 309
               Houston, Texas 77027
               Attention: Corporate Secretary

               or to such other address or addresses as the Holder or the Company may designate from time to time for itself by a notice pursuant hereto.

         13.   Successors

               All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

         14.   Applicable Law

               This Warrant shall be governed by and construed in accordance with the laws of the State of Texas.

         15.   Benefits of Warrant.

               Nothing in this Warrant shall give or be construed to give any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

         16.   Captions

               The captions of the sections of this Warrant have been inserted for convenience only and shall have no substantive effect.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of this _____ day of _____________, but effective as of September 1, 1996.



                                              VAALCO Energy, Inc.




                                              By:
                                                 ___________________________
                                                 CHARLES W. ALCORN, JR.
                                                 CHAIRMAN AND CEO


ATTEST:


________________________
GAYLA M. CUTRER
SECRETARY                                     AGREED AND ACCEPTED



                                              ______________________________
                                              WILLIAM E. PRITCHARD, III

                                                                       Exhibit A

                                  ELECTION FORM

                     To be Executed by the Registered Holder
                              To Exercise Warrant

                               VAALCO ENERGY, INC.

       The undersigned registered holder hereby exercises the right to purchase _____________shares of common stock covered by this Warrant according to the conditions thereof and herewith makes payment of the Warrant Price of such shares in full. By the execution and delivery hereof, the undersigned represents and warrants that the common stock being acquired hereby is being acquired by the undersigned for its own account and not with a view to, or for resale in connection with, any distribution thereof.

                                   ____________________________
                                   WILLIAM E. PRITCHARD, III





Dated:_________.